UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2009, the board of directors approved the adoption of the Registrant’s Second Amended and Restated Stock Option Plan (“New Plan”). The New Plan is incorporated by reference into this Form 8-K from the Registrant’s Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 as of September 9, 2009. The purpose of the New Plan is to  amend the Registrant’s Amended and Restated General Employment Enterprises, Inc. 1997 Stock Option Plan (“Old Plan") and to supersede the Old Plan and to benefit the Registrant and its Subsidiaries by recognizing the contributions made to the Registrant by officers and other key employees (including members of the Board of Directors of the Company (“Directors") who are also employees) of the Company and its Subsidiaries, to provide such persons with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Registrant to attract, retain and motivate individuals, by providing such persons with a favorable opportunity to acquire or increase their proprietary interest in the Registrant. In addition, the New Plan is intended as an additional incentive to members of the Board of Directors who are not employees of the Company ("Non-Employee Directors") to serve on the Board of Directors of the Registrant and to devote themselves to the future success of the Registrant by providing them with a favorable opportunity to acquire or increase their proprietary interest in the Registrant through receipt of options to acquire common stock of GENERAL EMPLOYMENT ENTERPRISES, INC. The Registrant may grant stock options that constitute "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options that do not constitute ISOs ("NSOs") (ISOs and NSOs being hereinafter collectively referred to as "Options"). Under the New Plan, a maximum of 592,000 Option Shares as defined in the New Plan may be granted over the ten (10) year life of the New Plan.

The New Plan will be administered by the Compensation Committee ("Committee") of the Board of Directors of the Registrant. Non-Employee Directors are eligible to participate in the New Plan in accordance with the provisions of Section 5.2 of the New Plan. The Committee will initially, and from time to time thereafter, select those officers and other key employees (including Directors of the Registrant who are also employees) (collectively referred to herein as "Key Employees") of the Company or any other entity of which the Registrant is the direct or indirect beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests ("Subsidiaries"), to participate in the New Plan on the basis of the special importance of their services in the management, development and operations of the Registrant or its Subsidiaries.

The New Plan has been approved by a majority of the outstanding voting shares of the common stock, no par value, of the Registrant by written consent. The Registrant has filed a Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 as of September 9, 2009 in accordance with the Registrant’s obligation to notify shareholders of the action by written consent taken by the majority of voting shares of the Registrant’s common stock. Upon filing with the Commission and mailing to shareholders as of the record date set forth in the Definitive Information Statement on Schedule 14C, the adoption and approval of the New Plan will be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC. (Registrant)

Date: September 14, 2009	By:	/s/ Ronald E. Heineman
Ronald E. Heineman
Chief Executive Officer